CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months
	Ended
	March 31,

	2005	2006

Operating revenues:
Service revenues	$7,419	$8,005
Equipment sales	810	975

Total operating revenues	8,229	8,980

Operating expenses:
Cost of services (excluding depreciation, included below, of $1,080 and $1,145, respectively)	2,144	2,320
Cost of equipment sales	1,295	1,327
Selling, general and administrative	3,001	2,846
Depreciation and amortization	1,675	1,680

Total operating expenses	8,115	8,173

Operating income	114	807

Other income (expenses):
Interest expense	(338)	(297)
Minority interest in earnings of consolidated entities	(16)	(41)
Equity in net income of affiliates	2	—
Other, net	20	9

Total other income (expenses)	(332)	(329)

Income (loss) before provision for income taxes	(218)	478
Provision for income taxes	22	124

Net income (loss)	$(240)	$354

See accompanying notes.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions) — (Continued)
Item 1.     Financial Statements (Unaudited)
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2005	2006

	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$472	$218
Accounts receivable, net of allowance for doubtful accounts of $286 and $256	3,622	3,707
Inventories	536	668
Prepaid assets	320	495
Current deferred tax assets	767	980
Other current assets	332	345

Total current assets	6,049	6,413
Property, plant and equipment, net	21,745	21,817
Licenses, net	25,242	25,243
Goodwill	22,359	22,355
Customer relationship intangibles, net	2,998	2,641
Other intangible assets, net	174	166
Other assets	752	709

Total assets	$79,319	$79,344

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Debt maturing within one year	$2,036	$2,193
Accounts payable	1,920	1,530
Due to affiliates, net	54	37
Advanced billing and customer deposits	946	998
Accrued liabilities	5,052	4,698

Total current liabilities	10,008	9,456
Long-term debt:
Debt due to members	6,717	6,717
Other long-term debt, net of premium	12,623	12,589

Total long-term debt	19,340	19,306
Deferred tax liabilities, net	3,086	3,404
Other noncurrent liabilities	1,364	1,272

Total liabilities	33,798	33,438
Commitments and contingencies
Minority interests in consolidated entities	543	574
Members’ capital:
Members’ capital	44,988	45,342
Accumulated other comprehensive loss, net of taxes	(10)	(10)

Total members’ capital	44,978	45,332

Total liabilities and members’ capital	$79,319	$79,344

See accompanying notes.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions) — (Continued)
Item 1.     Financial Statements (Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOW

	Three Months
	Ended
	March 31,

	2005	2006

Operating activities
Net income (loss)	$(240)	$354
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,675	1,680
Provision for doubtful accounts	118	73
Minority interest in earnings of consolidated entities	16	41
Equity in net income of affiliates	(2)	—
Amortization of debt discount (premium), net	(60)	(52)
Deferred income taxes	14	104
Changes in operating assets and liabilities:
Accounts receivable	110	(157)
Inventories	205	(132)
Other current assets	28	(222)
Accounts payable and other current liabilities	(565)	(810)
Pensions and post-employment benefits	19	47
Other, net	1	5

Net cash provided by operating activities	1,319	931

Investing activities
Construction and capital expenditures	(971)	(1,441)
Receipts from (investments in) equity affiliates, net	(199)	6
Proceeds from dispositions of assets	2,949	103
Deposits for license purchase	(143)	—
Investment in qualified trust designated for future capital expenditures	(2,145)	—
Other	50	(3)

Net cash used in investing activities	(459)	(1,335)

Financing activities
Net (repayments) borrowings under revolving credit agreement	(993)	1,165
Repayment of long-term debt and capital lease obligations	(6)	(1,003)
Net distributions to minority interests	(4)	(12)

Net cash (used in) provided by financing activities	(1,003)	150

Net decrease in cash and cash equivalents	(143)	(254)
Cash and cash equivalents at beginning of period	352	472

Cash and cash equivalents at end of period	$209	$218

See accompanying notes.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions) — (Continued)
Item 1.     Financial Statements (Unaudited)
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL &
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

Three Months Ended March 31, 2006:
Balance at December 31, 2005	$44,978
Net income	354

Balance at March 31, 2006	$45,332

Three Months Ended March 31, 2005:
Balance at December 31, 2004	$44,536
Net loss	(240)
Other, net	(2)

Balance at March 31, 2005	$44,294

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months
	Ended
	March 31,

Comprehensive Income:	2005	2006

Net income (loss)	$(240)	$354
Other comprehensive loss:
Foreign currency translation adjustment, net of taxes of ($3)	(4)	—

Total comprehensive income (loss)	$(244)	$354

See accompanying notes.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Basis of Presentation
Cingular Wireless LLC (the Company) is a Delaware limited liability company formed in 2000 by SBC Communications Inc. (SBC)* and BellSouth Corporation (BellSouth) as the operating company for their U.S. wireless joint venture. AT&T and BellSouth, through their wholly-owned subsidiaries, respectively, own approximate 60% and 40% economic interests in the Company. Cingular Wireless Corporation (the Manager), which is directed equally by AT&T and BellSouth, acts as the Company’s manager and controls the Company’s management and operations. The Company provides wireless voice and data communications services, including local, long-distance and roaming services using both cellular and personal communications services (PCS) frequencies licensed by the Federal Communications Commission (FCC), and equipment to customers in 46 states, including service to all 100 of the largest U.S. metropolitan areas. All of the Company’s operations, which primarily serve customers in the U.S., are conducted through subsidiaries or joint ventures. Through roaming arrangements with other carriers, the Company provides its customers service in regions where it does not have network coverage and is thus able to serve customers in virtually the entire U.S. and over 180 foreign countries.
In October 2004, the Company acquired AT&T Wireless Services, Inc. (AT&T Wireless) for aggregate consideration of approximately $41,000 in cash. AT&T Wireless, which has been renamed New Cingular Wireless Services, Inc., will continue to be referred to herein as AT&T Wireless and is now a direct wholly-owned subsidiary of the Company. The operations of AT&T Wireless are integrated with those of the Company, and the business is conducted under the “Cingular” brand name.
The consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) that permit reduced disclosure for interim periods. Management believes the consolidated financial statements include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the results for the interim periods shown. The results for the interim periods are not necessarily indicative of results for the full year. These interim financial statements should be read in conjunction with the consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Income Taxes
The Company is not a taxable entity for federal income tax purposes. Rather, federal taxable income or loss is included in the Company’s respective members’ federal income tax returns. However, the Company’s provision for income taxes includes federal and state income taxes for certain of its corporate

* On November 18, 2005, SBC acquired through merger AT&T Corp. and changed the name of the surviving entity to AT&T Inc. When used herein, “AT&T” will refer to the surviving entity and, prior to November 18, 2005, to SBC. AT&T Corp. will be referred to as “Old AT&T” prior to November 18, 2005. In March 2006, AT&T and BellSouth agreed to merge. The transaction has been approved by the Board of Directors of each company. It is subject to approval by the shareholders of each of AT&T and BellSouth, review by the U.S. Department of Justice (DOJ), approval by the Federal Communications Commission (FCC) and other regulatory authorities and satisfaction of other conditions.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
subsidiaries, as well as for certain states which impose income taxes upon non-corporate legal entities. After the acquisition, AT&T Wireless contributed the majority of its assets and liabilities to Cingular Wireless II, LLC (CW II), which it owns jointly with Cingular Wireless LLC. In exchange for the assets and liabilities contributed to CW II, AT&T Wireless received a 43% ownership interest in CW II, from which any income (loss) is allocated and is subject to federal and state income taxes. The remaining income (loss) from CW II is allocated to the Company and flows through to the members who are taxed at their level pursuant to federal and state income tax laws.
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory rates. The Company provides valuation allowances for deferred tax assets for which it does not consider realization of such assets to be more likely than not.
The Company’s effective tax rate for the three months ended March 31, 2006 was 25.9%. This rate varies from the expected federal statutory rate of 35% primarily as a result of the exclusion from the Company’s income tax provision of operating results which are wholly allocated to its respective members’ federal income tax returns. The income tax provision for the three months ended March 31, 2006 also includes provisions for income taxes in certain state and local jurisdictions.
The Company incurred income tax expense in the quarter ended March 31, 2005 despite a pre-tax loss as a result of the exclusion from the Company’s income tax provision of operating losses which are wholly allocated to its respective members’ federal income tax returns. Income was generated at certain taxable subsidiaries during the first quarter of 2005. The income tax provision for the three months ended March 31, 2005 also includes income tax expense related to state income tax law changes and the establishment of valuation allowances.

2.	Intangible Assets
Summarized below are the carrying values for the major classes of intangible assets:

		(Audited)
		December 31, 2005		March 31, 2006

		Gross		Gross
		Carrying	Accumulated	Carrying	Accumulated
	Useful Lives	Amount	Amortization	Amount	Amortization

Intangible assets subject to amortization:
Customer relationship intangibles	5 years	$5,316	$(2,318)	$5,003	$(2,362)
Other intangibles	1-18 years	306	(134)	301	(137)

Total		$5,622	$(2,452)	$5,304	$(2,499)

Intangible assets not subject to amortization:
FCC (U.S.) licenses		$25,242	$—	$25,243	$—
Goodwill		$22,359	$—	$22,355	$—
The changes in the carrying value of goodwill for the quarter ended March 31, 2006, which totaled $6, are largely attributable to adjustments to purchase price allocation of AT&T Wireless assets and liabilities

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The following table presents current and estimated amortization expense for each of the following periods:

Aggregate amortization expense:
For the three months ended March 31, 2006	$365

Estimated amortization expense:
For the remainder of 2006	$950
For the years ending December 31, 2007	955
2008	603
2009	237
2010 and thereafter	60

$2,805

For the three months ended March 31, 2005, amortization expense was $506.
In addition to the intangible assets noted above, the Company had $2 of intangible assets at December 31, 2005 and March 31, 2006 in connection with the recognition of an additional minimum liability for its bargained pension plan and/or other unqualified benefit plans as required by SFAS No. 87, Employers’ Accounting for Pensions, (SFAS 87).

3.	Salmon PCS LLC
In November 2000, the Company and Crowley Digital Wireless, LLC (Crowley Digital) entered into an agreement, pursuant to which Salmon PCS LLC (Salmon) was formed to bid as a “very small business” for certain 1900 MHz band PCS licenses auctioned by the FCC. The Company granted Crowley Digital the right to put its approximate 20% economic interest in Salmon to the Company at a cash price equal to Crowley Digital’s initial investment plus a specified rate of return. The Company’s maximum liability for the purchase of Crowley Digital’s interest in Salmon under this put right is $225. The fair values of this put obligation, estimated at $172 and $176 as of December 31, 2005 and March 31, 2006, respectively, are included in “Accrued liabilities” in the consolidated balance sheets for the respective periods. Crowley Digital has exercised its put right pursuant to which the Company expects to pay approximately $186 should the put close in October 2006, as the Company anticipates.

4.	Debt

Revolving Credit Agreement
Under a revolving credit agreement, AT&T and BellSouth provide the Company unsubordinated short-term financing on a pro rata basis at an interest rate of LIBOR plus 0.05% for the Company’s ordinary course operations based upon the Company’s budget and forecasted cash needs. The revolving credit agreement provides that in the event that the Company has available cash (as defined) on any business day, such amount shall first be applied to the repayment of the revolving loans, and any remaining excess shall then be applied to the repayment of the Subordinated Notes (member loans) from AT&T and BellSouth at month end if the Company does not then require a cash advance under the agreement. As of December 31, 2005 and March 31, 2006, the Company had an outstanding balance of $511 and $1,676, respectively, under the revolving credit agreement.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Debt Repayment
The Company repaid $1,000 of 7.35% AT&T Wireless Services, Inc. unsecured and unsubordinated Senior Notes on the maturity date, March 1, 2006.

5.	Related Party Transactions
These consolidated financial statements include charges from AT&T and BellSouth for certain expenses pursuant to various agreements.
In addition to the affiliate transactions described elsewhere in these consolidated financial statements, other significant transactions with the Company’s members are as follows:

	Three Months
	Ended
	March 31,

Type of Services(1)	2005	2006

Agent commissions and compensation	$20	$14
Interconnect and long distance	282	464
Telecommunications and other services	57	107

(1)	See Note 11 to the Company’s audited consolidated financial statements included in Item 8 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for a further description of services.
The Company had receivables from affiliates of $156 and $160 and payables to affiliates of $210 and $197 at December 31, 2005 and March 31, 2006, respectively.

6.	Acquisition-Related and Integration Costs
The Company is executing plans to exit certain activities and dispose of certain assets of AT&T Wireless to fully integrate the acquired operations with those of the Company. These plans affect many areas of the combined company, including sales and marketing, network, information technology, customer care, supply chain and general and administrative functions. In connection therewith, the Company expects to continue to incur significant costs over the next several quarters associated with such integration activities. Plans affecting the Company’s integration of retail stores, administrative space and the network have been completed and approved by management, resulting in adjustments to the purchase price allocation for the acquired assets and assumed liabilities of AT&T Wireless and the need to shorten the useful lives of certain network and other property, plant and equipment.

Network Integration Plan — Phase I
In June 2005, the Company finalized a portion of its plan to integrate certain acquired network assets of AT&T Wireless. The plan primarily addressed certain TDMA network equipment in locations where the Company and AT&T Wireless had overlapping TDMA network assets and AT&T Wireless’ UMTS (Universal Mobile Telephone Service) assets. The plan included decommissioning TDMA assets (approximately 85% former AT&T Wireless assets and 15% legacy Cingular assets) and replacing former AT&T Wireless UMTS assets by the end of 2005.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The Company also determined to decommission and replace certain vendor-specific Cingular network assets in three markets as part of its overall network integration efforts, resulting in a net increase of $257 in depreciation expense for 2005, including $35 for the three months ended March 31, 2005. The net increase for the three months ended March 31, 2006 was $15.

Network Integration Plan — Phase II
In October 2005, the Company approved the second and final phase of its network integration plan. This plan complemented the activities undertaken in June 2005 to eliminate redundant network facilities that arose upon the purchase of AT&T Wireless. In connection with the second phase of the network integration plan, the Company is integrating its GSM (Global System for Mobile Communication) networks, decommissioning redundant cell sites and core network elements and swapping vendor equipment in various markets to have like equipment in each operating market. The plan is anticipated to result in decommissioning approximately 7,600 cell sites, of which approximately 5,700 were acquired from AT&T Wireless. Certain legacy Cingular assets that will be decommissioned as a result of the second phase of the network integration plan were depreciated on an accelerated basis beginning in the fourth quarter of 2005. For the three months ended March 31, 2006, the related incremental depreciation associated with those legacy assets amounted to $75. The Company has currently executed approximately 50% of the activities associated with its network integration plans and expects to be substantially completed by December 31, 2006. During the first quarter of 2006, the Company recorded immaterial expenses related to revised integration estimates.

Retail Stores and Administrative Space Integration Plans
The Company also finalized plans to integrate the retail stores and administrative space requirements for the sales/distribution and corporate real estate functions in June 2005. Legacy Cingular assets affected by the integration plans are depreciated on an accelerated basis through their estimated remaining lives. The impact on depreciation expense is not material. As of March 31, 2006, these plans are substantially completed.

Exit Costs Recorded Under Integration Plans
In addition to the revaluation of assets, the Company incurred and recorded certain costs and accruals associated with the integration plans in accordance with the requirements of Emerging Issues Task Force Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (EITF 95-3), Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), and SFAS No. 112, Employers’ Accounting for Postemployment Benefits (SFAS 112).
The costs presented in the table below were recorded under EITF 95-3 to exit certain AT&T Wireless activities and resulted in adjustments to the purchase price allocation for assets acquired and liabilities assumed in the acquisition of AT&T Wireless. The majority of the costs recognized related to termination fees associated with leases, equipment removal costs, other contractual arrangements and employee termination benefits related to former AT&T Wireless employees.
Similar integration costs incurred related to legacy Cingular activities were recorded under SFAS 146 and SFAS 112 as “Cost of services” and “Selling, general and administrative” in the consolidated statements

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of income. Under SFAS 146, expenses are recognized when those costs have been incurred, while expenses are recognized under SFAS 112 when such costs are probable and estimable. See the SFAS 146 table below for respective balances and activity.
In connection with the integration of AT&T Wireless, the Company identified approximately 2,400 legacy Cingular employees and 2,200 former AT&T Wireless employees to be terminated during 2005 and 2006 of which approximately 2,100 and 1,800 of these employees, respectively, left their positions as of March 31, 2006.
The following table displays the current period activity and balances recorded under EITF 95-3, which are reflected in “Accrued liabilities” in the consolidated balance sheets. Due to ongoing monitoring of the integration plan, the Company recorded additional accruals for extended lease notification periods and accrual reductions related to the ongoing contract termination progress. The impact of increases to the accrual and adjustments decreasing the accruals in the table below are reflected as expense in the current period Consolidated Statement of Operations and goodwill in the Consolidated Balance Sheet, respectively.

	December 31,				March 31,
EITF 95-3 Summary	2005	Accruals	Payments	Adjustments	2006

Lease terminations	$262	$21	$(8)	$(17)	$258
Severance	15	—	(4)	—	11
Equipment removal costs	185	—	(10)	—	175
Other	3	—	—	—	3

Total	$465	$21	$(22)	$(17)	$447

A summary of total expected costs to be incurred under SFAS 146 for the integration plans, and the amounts incurred through and for the three months ended March 31, 2006, is presented in the table below. The estimate of costs expected to be incurred and current period costs reflect a $7 reduction due to the impact of contract termination negotiations.

	Estimate of Expenses	Cumulative Expenses	Expenses	Cumulative Expenses
	Expected to be	Incurred through	Incurred	Incurred through
Summary of SFAS 146 Costs	Incurred	December 31, 2005	During 2006	March 31, 2006

Contract termination costs:
Lease terminations	$131	$36	$12	$48
Agent terminations	10	—	4	4
Other contract terminations	6	—	—	—
Equipment removal costs	126	15	3	18
Other	4	3	2	5

Total	$277	$54	$21	$75

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The following table displays the SFAS 146 activity and balances of the restructuring liabilities associated with the integration plans which are reflected in “Accrued liabilities” on the consolidated balance sheet. Activity under SFAS 112 for the three months ended March 31, 2006 was immaterial.

SFAS 146

Balance at December 31, 2005	$37
Additions	21
Payments	(6)

Balance at March 31, 2006	$52

7.	Commitments and Contingencies

Commitments
The Company has unconditional purchase commitments for advertising and marketing, computer equipment and services, roaming, long distance services, network equipment and related maintenance and software development and related maintenance. These commitments totaled approximately $1,403 at March 31, 2006. Included in this amount are commitments aggregating $109 to AT&T, BellSouth and their affiliates for telecommunications and other services.
In connection with the termination of the Company’s GSMF network infrastructure joint venture with T-Mobile, the Company made a $1,200 commitment to purchase a minimum number of minutes from T-Mobile over a four-year transition period. This commitment became effective in January 2005, and approximately $409 of the purchase commitment remained outstanding as of March 31, 2006. The Company believes that the rates reflected in this purchase commitment are indicative of market rates based upon the volume of the commitment and the length of the transition period.
See Note 15 to the Company’s audited consolidated financial statements included in Item 8 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for a further description of these commitments.

Contingencies
In a jury trial, Freedom Wireless, Inc. (Freedom) was awarded damages jointly against the Company and Boston Communications Group, Inc. (BCGI) in the aggregate amount, including prejudgment interest, of approximately $165 for alleged past infringement of two patents allegedly owned by Freedom and used by BCGI to provide to the Company and other carriers a prepaid wireless telephone service technology platform. The court also enjoined the Company’s continued use of the BCGI platform, but the U.S. Court of Appeals for the Federal Circuit issued a stay of the injunction, and the Company and BCGI are appealing the entire case. BCGI has agreed to indemnify the Company with respect to the claims asserted in this litigation and has escrowed $41 for that purpose. However, if BCGI were to commence a bankruptcy proceeding, which is possible, the $41 may not be available to cover any of the Company’s liability. As a result of this arrangement and based upon the Company’s anticipated prospects on appeal, the Company does not believe the ultimate disposition of this case will have a material impact on its operations, cash flows or financial position beyond the $20 accrued in its consolidated financial statements.

CINGULAR WIRELESS LLC

PART I — FINANCIAL INFORMATION (Dollars in Millions)

Item 1.	Financial Statements (Unaudited)
CINGULAR WIRELESS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Several class-action lawsuits have been filed against Old AT&T asserting claims under the federal securities laws. The complaints assert claims that Old AT&T made material misstatements concerning earnings and financial condition, while omitting other material information, allegedly to maximize proceeds from the offering of AT&T Wireless Group tracking stock in April 2000 and/or to avoid paying a cash guarantee in connection with its MediaOne acquisition. In April 2006, the plaintiffs and AT&T reached a tentative settlement of this case for $150. In connection with the split-off of AT&T Wireless from Old AT&T, the Separation Agreement between AT&T Wireless and Old AT&T provides for the allocation to AT&T Wireless of 70% of any liabilities arising out of these actions. Management’s estimation of the potential loss from this and other preacquisition liabilities from AT&T Wireless was previously recorded in the purchase price allocation to AT&T Wireless’ assets acquired and liabilities assumed. The settlement, if approved by the court, will not result in the accrual of any additional liabilities by the Company.
The Company is subject to claims arising in the ordinary course of business involving allegations of personal injury, breach of contract, anti-competitive conduct, employment law issues, regulatory matters and other actions. To the extent that management believes that a loss arising from litigation or regulatory proceedings is probable and can reasonably be estimated, an amount is accrued on the financial statements for the estimated loss. As additional information becomes available, the potential liability related to the matter is reassessed and the accruals are revised, if necessary. While complete assurance cannot be given as to the outcome of any legal claims, the Company believes that any financial impact would not be material to its business, financial position or cash flows.